Exhibit 1

PARKWAY PROPERTIES, INC.

8.00% Series D Cumulative Redeemable Preferred Stock

(Liquidation Preference $25.00 per share)

UNDERWRITING AGREEMENT

dated August 9, 2010

Underwriting Agreement

August 9, 2010

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Parkway Properties, Inc., a Maryland corporation (the "Company"), and Parkway Properties LP, a Delaware limited partnership (the "Partnership"), confirm their agreement (this "Agreement") with Wells Fargo Securities, LLC ("Wells Fargo") and Banc of America Securities LLC ("BofA") and each of the other Underwriters named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 14 hereof), for whom Wells Fargo and BofA are acting as representatives (in such capacity, the "Representatives"), with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 1,974,896 shares (the "Shares") of 8.00% Series D Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share), par value $.001 per share (the "Series D Preferred Stock"), as set forth on Schedule I hereto.  The Company previously issued and sold 2,400,000 shares of the Series D Preferred Stock on June 27, 2003 pursuant to a registration statement on Form S-3 (Registration No. 333-48161) (the "2003 Shares"), all of which 2003 Shares are outstanding as of the date hereof.  The Shares will have identical terms and conditions, other than issue date, issue price, and the date from which dividends payable on the Shares will begin to accrue, as the 2003 Shares, and will constitute an additional issuance of and form a single series with, the 2003 Shares:

Section 1.                Representations and Warranties of the Company and the Partnership.  The Company and the Partnership hereby jointly and severally represent and warrant to, and covenant with, each Underwriter as follows:

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    (a)                Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-156050 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") on December 10, 2008, which contains a base prospectus (the "Base Prospectus"), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto in the form in which it was declared effective by the Commission under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement."  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement," and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement.  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a "preliminary prospectus."  The term "Prospectus" shall mean the final prospectus supplement relating to the Shares and the Base Prospectus in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Shares (whether to meet requests of the purchasers pursuant to Rule 173 under the Securities Act or otherwise) or, if not furnished to the Underwriters, in the form first filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time").  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

    (b)               Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

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    Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with the Underwriters' Content (as defined herein).  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

    (c)                Incorporation by Reference in the Prospectus.  The documents incorporated by reference in the Prospectus, when they were filed with the Commission or became effective, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Prospectus and any further amendments or supplements thereto will conform in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations thereunder, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    (d)               Disclosure Package.  The term "Disclosure Package" shall mean (i) the preliminary prospectus as of the Applicable Time (as defined herein), (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule II hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the information set forth in Schedule III hereto.  As of 3:00 p.m. (New York City time) on August 9, 2010 (the "Applicable Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with the Underwriters' Content (as defined herein) furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters' Content.

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    (e)                Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Shares that the Company or another offering participant made a  bona fide  offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

    (f)                Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained or incorporated by reference in the Registration Statement, including any prospectus or prospectus supplement that is or becomes part of the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained or incorporated by reference in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriters' Content (as defined herein).

    (g)               Accuracy of Statements in Prospectus.  The statements in the Disclosure Package and the Prospectus under the headings "Description of Series D Preferred Stock," "Description of Capital Stock," "Description of Common Stock," "Description of Preferred Stock," "Description of Warrants," "Certain Provisions of Maryland Law and Our Charter and Bylaws," "Material United States Federal Income Tax Consequences," "Additional Material United States Federal Income Tax Considerations," "Plan of Distribution," and "Underwriting" (other than the Underwriters' Content), insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

    (h)               Distribution of Offering Material By the Company and the Partnership.  The Company and the Partnership have not distributed and will not distribute, prior to the Closing Date (as defined below), any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters or included in Schedule II hereto or the Registration Statement.

    (i)                 The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the each of Company and the Partnership and constitutes the legal, valid and binding obligation of each of the Company and the Partnership enforceable against each of the Company and the Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity.

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    (j)                 Authorization of the Shares.  The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriters against payment therefor pursuant to this Agreement on the Closing Date, will be validly issued, fully paid and nonassessable.  The form of certificate representing the Series D Preferred Stock complies with all applicable legal requirements, the requirements of the Company's charter and bylaws, and the requirements of the New York Stock Exchange, Inc. ("NYSE").

    (k)               No Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

    (l)                 No Private Issuances of Securities.  Except as disclosed in the Registration Statement, the Company has not issued or sold any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A, under, or Regulation D or S of, the Securities Act.

    (m)             No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus:  (i) there has been no material adverse change, or any prospective change that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net worth, business, prospects, properties, assets or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and the Subsidiaries (as defined herein), considered as one entity (any such change is called a "Material Adverse Change";

        (ii) the Company, the Partnership and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Partnership or, except for dividends paid to the Company or other subsidiaries, any of the Subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

    (n)               Independent Accountants.  (i) KPMG LLP, which has expressed its opinion with respect to the financial statements for the twelve-month periods ended December 31, 2008 and 2009, and (ii) Ernst & Young LLP, which has expressed its opinion with respect to the financial statements for the twelve-month period ended December 31, 2007, including in each case, the related notes thereto, and any supporting schedules filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

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    (o)               Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Company, the Partnership and the Subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.  Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved ("GAAP"), except as may be expressly stated in the related notes thereto.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.  The financial data set forth in the preliminary prospectus and the Prospectus under the caption  "Capitalization" fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained in the Disclosure Package and the Prospectus.  The Company's ratio of earnings to fixed charges and preferred stock dividends set forth in the Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K promulgated under the Securities Act.

    (p)               Subsidiaries.  The only subsidiaries (as defined in the Securities Act) of the Company and the Partnership are the subsidiaries listed on Schedule IV hereto (the "Subsidiaries").  Any subsidiaries of the Company that are "significant subsidiaries" (the "Significant Subsidiaries") as defined by Rule 1-02 of Regulation S-X are listed on Schedule IV hereto under the caption "Significant Subsidiaries of the Company."

    (q)               Incorporation and Good Standing of the Company, the Partnership and the Subsidiaries.  Each of the Company, the Partnership and the Significant Subsidiaries has been duly organized and is validly existing as a corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization.  Each Subsidiary (other than the Significant Subsidiaries) has been duly organized and is validly existing as a corporation, general or limited partnership, or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, net worth, business, prospects, properties, assets or operations, whether or not arising from transactions in the ordinary course of business, of the Company, the Partnership and the Subsidiaries, considered as one entity ("Material Adverse Effect").  Each of the Company, the Partnership and the Subsidiaries has full power and authority (corporate and other) to own or lease, as the case may be, and operate its properties  and to conduct its business as described in the Registration Statement, the Disclosure Package and Prospectus, and in the case of each of the Company and the Partnership, to enter into and perform its obligations under this Agreement.  Each of the Company, the Partnership and the Subsidiaries is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not, individually or in the aggregate, result in a Material Adverse Effect; and, other than the Subsidiaries, the Company owns no stock or other beneficial interest in any corporation, partnership, joint venture or other business entity.

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    (r)                 Ownership Interests in the Partnership and the Subsidiaries.  All of the issued and outstanding general partnership interests in the Partnership and all of the issued and outstanding capital stock or ownership interests of each Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable and are wholly-owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  All of the issued and outstanding limited partnership interests in the Partnership have been duly authorized and are validly issued, fully paid and nonassessable and are majority owned by the Company directly or indirectly through the Subsidiaries.

    (s)                Capitalization.  As of the date hereof, (A) 67,600,000 shares of common stock, par value $.001 per share ("Common Stock"), were authorized for issuance, of which 21,921,506 shares were issued and outstanding, (B) 2,400,000 shares of Series D Preferred Stock were authorized for issuance, 2,400,000 of which were issued and outstanding, and (C) 30,000,000 shares of Excess Stock (as defined in the Company's charter), par value $.001 per share, were authorized for issuance, none of which were issued or outstanding.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the descriptions thereof in the Disclosure Package and the Prospectus.  The stockholders of the Company have no preemptive rights with respect to the Series D Preferred Stock.  All of the issued and outstanding shares of capital stock of the Company, all the issued and outstanding partnership interests in the Partnership, and all ownership interests in each Subsidiary have been offered, sold and issued by such entity in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Disclosure Package and the Prospectus, there is no outstanding option, warrant or other right requiring the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or equity interests in the Partnership or any Subsidiary or any security convertible into or exchangeable for such shares or interests.

    (t)                 Due Authorization of the Shares.  The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and nonassessable.  The Shares conform to the descriptions thereof in the Disclosure Package and the Prospectus and will not be subject to any preemptive rights of any securityholder of the Company.  No holder of Series D Preferred Stock will be subject to personal liability by reason of being such a holder.  The Articles Supplementary to the Company's charter setting forth the terms of the Shares (the "Articles Supplementary") will be, on or prior to the Closing Date, duly authorized, executed, delivered and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") and will comply with all applicable legal requirements.

    (u)               Exchange Act Registration; Listing.  The Series D Preferred Stock has been registered pursuant to Section 12(b) of the Exchange Act.  The 2003 Shares are listed on the NYSE and the Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

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    (v)               Non-Contravention of Agreements; No Further Authorizations or Approvals Required.  The execution, delivery and performance of this Agreement by each of the Company  and the Partnership and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate or limited partnership action, as applicable, and will not result in any Default (as defined herein) under the charter or bylaws of the Company, the certificate of limited partnership or agreement of limited partnership of the Partnership or any organizational document of any subsidiary thereof, (ii) will not conflict with or constitute a breach of, or default (or, with the giving of notice or lapse of time, would be in default) ("Default") or a Debt Repayment Triggering Event (as defined herein) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any of the Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company, the Partnership or any Subsidiary is a party or by which it or any of its respective properties or assets may be bound, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Partnership or any of the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Partnership or any of the Subsidiaries or any of their respective properties or assets.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by each of the Company and the Partnership and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by each of the Company and the Partnership and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority, Inc. ("FINRA")  As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Partnership or any of the Subsidiaries.

    (w)             Compliance with Law; No Defaults.  The Company, the Partnership and the Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, except as would not have a Material Adverse Effect; none of the Company, the Partnership or the Subsidiaries is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which it is a party or by which it or any of its respective properties or assets are bound, violation of which would individually or in the aggregate have a Material Adverse Effect, and no other party under any such agreement or instrument to which the Company, the Partnership or any of the Subsidiaries are a party is, to the knowledge of the Company or the Partnership, in default in any material respect thereunder; and the Company, the Partnership and the Subsidiaries are not in violation of their respective articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.

    (x)               Due Authorization of Partnership Agreement.  The Agreement of Limited Partnership of the Partnership, including any amendments thereto (the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by all partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity.

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    (y)               No Liabilities or Obligations.  Except as contemplated in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, the Company, the Partnership and the Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, the Partnership and the Subsidiaries on a consolidated basis; and there has not been any material change in the capital stock or structure, short-term debt or long-term debt of any of the Company, the Partnership and the Subsidiaries, or any Material Adverse Change; and, except for regular dividends on the Common Stock in amounts per share that are consistent with past practice and the Company's charter and requisite quarterly dividends on the Series D Preferred Stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

    (z)                No Material Actions or Proceedings.  Except as set forth in the Disclosure Package and the Prospectus, there is not pending or, to the knowledge of the Company or the Partnership, threatened any action, suit or proceeding to which the Company, the Partnership, any of the Subsidiaries or any of their respective officers or directors is a party, or of which any of their properties or other assets is the subject, before or by any court or governmental agency or body, that is reasonably likely, individually or in the aggregate, to result in any Material Adverse Effect or to have a material adverse effect on the ability of the Company or the Partnership to perform its obligations under this Agreement.

    (aa)            Labor Matters.  No labor problem or dispute with the employees of any of the Company, the Partnership or any of the Subsidiaries exists or, to the best of the Company's or the Partnership's knowledge, is threatened or imminent, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by the employees of any of the Company's, the Partnership's or the Subsidiaries' principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

    (bb)           Timeliness of Commission Filings.  During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other materials required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.

    (cc)            Completeness of Commission Filings.  There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act that have not been so filed.

    (dd)          Intellectual Property Rights.  Each of the Company, the Partnership and the Subsidiaries owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted.

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    (ee)            Licenses, Certificates and Permits.  Each of the Company, the Partnership and the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business and is in compliance with the terms and conditions of such licenses, certificates and permits; and none of the Company, the Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company, the Partnership or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

    (ff)             Title to Properties.  Each of the Company, the Partnership and the Subsidiaries has good and marketable title to the properties and assets, as described in the Disclosure Package and the Prospectus (the "Properties"), owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Disclosure Package and the Prospectus or are not material in relation to the business of the Company, the Partnership and the Subsidiaries on a consolidated basis.  Each of the Company, the Partnership and the Subsidiaries has valid, subsisting and enforceable leases for the Properties as leased by it with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by it.  No tenant under any of the leases pursuant to which the Company, the Partnership or any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises demised under such lease.  The use and occupancy of each of the Properties comply in all material respects with all applicable codes and zoning laws and regulations; none of the Company, the Partnership or the Subsidiaries has knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the Properties; and none of the Company, the Partnership or the Subsidiaries has knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the Properties.

    (gg)           No Claims.  Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between or among the Company, the Partnership, any of the Subsidiaries and any person that would give rise to a valid claim against the Company, the Partnership, any of the Subsidiaries or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Shares.

    (hh)           No Conversion into Equity.  The mortgages and deeds of trust encumbering the properties and assets described or referred to in the Disclosure Package and the Prospectus are not convertible into the equity of the Company or any Subsidiary.

    (ii)            Tax Matters.  Each of the Company, the Partnership and the Subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed by it and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.  No tax deficiency has been asserted against the Company, the Partnership or any Subsidiary, nor does the Company or the Partnership know of any tax deficiency which is likely to be asserted against the Company, the Partnership or any Subsidiary; all tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.

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    (jj)               Tax Classification of the Partnership.  The Partnership has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal tax purposes throughout the period from its formation through the date hereof.

    (kk)           Company Not an "Investment Company."  None of the Company, the Partnership or any Subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, none of the Company, the Partnership or any Subsidiary will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    (ll)               Insurance.  Each of the Company, the Partnership and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Partnership and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

    (mm)       No Restrictions on Dividends.  No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Partnership, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company or the Partnership any loans or advances to such Subsidiary from the Company or the Partnership or from transferring any of such Subsidiary's property or assets to the Company, the Partnership or any other Subsidiary of the Company or the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.

    (nn)           No Price Stabilization or Manipulation.  The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

    (oo)           Disclosure of Related Party Transactions.  No transaction has occurred between or among the Company, the Partnership or any Subsidiaries, on one hand, and any of their officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in and is not described or incorporated by reference in the Registration Statement and the Prospectus.

    (pp)           No Related Party Loans.  Except as otherwise described in the Disclosure Package and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, the Partnership or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or the general partner of the Partnership or any of their respective family members.

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    (qq)           Internal Controls and Procedures.  The Company, the Partnership and the Subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (rr)              No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

    (ss)             Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, the Partnership and the Subsidiaries is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission and (iii) are effective in all material respects to perform the functions for which they were established.  Based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.  Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

    (tt)              Maintenance of Title Insurance.  Title insurance in favor of the Company, the Partnership or the Subsidiaries is maintained with respect to each of the properties owned by them in an amount at least equal to the cost of acquisition of such property, except, in each case, where the failure to maintain such title insurance is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

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    (uu)           Condition of the Business.  Since the date of the last audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, except as described therein, (i) there has not been any change in the condition, financial or otherwise, or in the earnings, net worth, business, prospects, properties, assets or operations of the Company, the Partnership or any of the Subsidiaries, whether or not arising from transactions in the ordinary course of business, that is reasonably likely to result in a Material Adverse Effect, nor any event or development involving a prospective Material Adverse Effect; (ii) none of the Company, the Partnership or any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) none of the Company, the Partnership or any of the Subsidiaries has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.

    (vv)           Compliance with Law.  The Company, the Partnership and the Subsidiaries are conducting their respective businesses in material compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, the Americans with Disabilities Act of 1990 and all applicable local, state and federal employment, truth-in-advertising, franchising and immigration laws and regulations, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

    (ww)       No Conflict with Money Laundering Laws.  The operations of each of the Company, the Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company, the Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Partnership, threatened.

    (xx)           No Unlawful Contributions or Other Payments.  None of the Company, the Partnership or the Subsidiaries or, to the knowledge of the Company or the Partnership, any director, officer, agent, employee or affiliate of any of the Company, the Partnership or the Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined herein), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and each of the Company, the Partnership and the Subsidiaries, and to the knowledge of the Company and the Partnership, their respective affiliates, has conducted its business in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

    "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

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    (yy)           No Conflict with OFAC Laws.  None of the Company, the Partnership or the Subsidiaries or, to the knowledge of the Company or the Partnership, any director, officer, agent, employee or affiliate of any of the Company, the Partnership or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and none of the Company, the Partnership or the Subsidiaries will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

    (zz)            REIT Qualification.  For its taxable years ended December 31, 1997 through December 31, 2009, the Company has continuously been organized and operating in conformity with the requirements for qualification as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code").  The Company's current and proposed organization and method of operation will permit it to meet and to continue to meet the requirements for taxation as a REIT under the Code for its 2010 taxable year and thereafter.  The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification as, a REIT.

    (aaa)         No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, nor does any person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares, except in each case for such rights as have been duly waived.

    (bbb)       Company Not a Broker or Dealer.  None of the Company, the Partnership or any of the Subsidiaries is, and, if operated in the manner described in the Disclosure Package and the Prospectus, none of the Company, the Partnership or any of the Subsidiaries will be, a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

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    (ccc)         Environmental Matters.  Except as otherwise described in the Disclosure Package and the Prospectus, none of  the Company, the Partnership or any Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any of the Company's, the Partnership's or any Subsidiary's respective properties, except in material compliance with applicable laws; except as disclosed in the Disclosure Package and the Prospectus, the properties of each of the Company, the Partnership and the Subsidiaries are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, (collectively, "Environmental Laws"), and each of the Company, the Partnership and the Subsidiaries is in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Disclosure Package and the Prospectus, none of the Company, the Partnership or any Subsidiary has received any written or oral notice from any governmental entity or any other person and there is no pending, or, to the knowledge of the Company or the Partnership, threatened, claim, litigation or any administrative agency proceeding that:  (i) alleges a violation of any Environmental Laws by the Company, the Partnership or any Subsidiary; (ii) alleges that the Company, the Partnership or any Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any of the properties of the Company, the Partnership or any Subsidiary; or (iv) alleges that the Company, the Partnership or any Subsidiary is liable for any contamination of the environment, contamination of the property, damage to natural resources, property damage, or personal injury based on its activities or the activities of its respective predecessors or third parties (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.  In the ordinary course of its business, each of the Company, the Partnership and the Subsidiaries conducts Phase I environmental assessments on each of its properties at the time such property is acquired and periodic reviews of the effect of Environmental Laws on the business, operations and properties of each of the Company, the Partnership and the Subsidiaries.  None of the entities that prepared appraisals of the properties or Phase I environmental assessment reports with respect to such properties was employed for such purpose on a contingent basis or has any substantial interest in any of the Company, the Partnership or any Subsidiary, and none of such entities' directors, officers or employees is connected with the Company, the Partnership or any Subsidiary as a promoter, selling agent, director, officer or employee.

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    (ddd)      ERISA Compliance.  None of the following events has occurred or exists:  (i) a failure by the Company, the Partnership or any Subsidiary to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company, the Partnership or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company, the Partnership or any Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) a material increase in the Company's "accumulated post-retirement benefit obligations" (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term "Plan" means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

    (eee)       Brokers.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

    (fff)         No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package and the Prospectus.

    (ggg)      Sarbanes-Oxley Compliance.  Other than late Section 16 filings, there is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

    (hhh)      Lending Relationship.  Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor the Partnership (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

    (iii)         Statistical and Market Related Data.  Nothing has come to the attention of the Company or the Partnership that has caused the Company or the Partnership to believe that the statistical and market-related data included in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

    (jjj)        Compliance with Florida Law.  Each of the Company, the Partnership and the Subsidiaries has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and none of the Company, the Partnership or any of the Subsidiaries or any of their respective subsidiaries or affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

    (kkk)     NYSE Compliance.  The Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Series D Preferred Stock on the NYSE; and there are no actions, suits or proceedings pending, threatened or, to the Company's knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Series D Preferred Stock from the NYSE.

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     (lll)            No Lock-Up Agreements.  There are no existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities.

    (mmm)     Officer's Certificates.  Any certificate signed by an officer of the Company or the Partnership, respectively, and delivered to the Representatives or to counsel for the Underwriters after the date of this Agreement and prior to or on the Closing Date shall be deemed to be a representation and warranty by the Company or the Partnership, respectively, to the Underwriters as to the matters set forth therein.

    Section 2.                Purchase, Sale and Delivery of the Shares.

    (a)                The Shares.  The Company agrees to issue and sell to each Underwriter, severally and not jointly, and, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Shares set forth on Schedule I opposite the name of such Underwriter, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.  The purchase price per Share to be paid by the Underwriters to the Company shall be $23.016 per share.

    (b)               The Closing Date.  Delivery of certificates for the Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on August 12, 2010, or such other time and date not later than 1:30 p.m. New York City time, on August 12, 2010, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").

    (c)                Public Offering of the Shares.  The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, the Shares as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

    (d)               Payment for the Shares.  Payment for the Shares shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

    (e)                Delivery of the Shares.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

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    (f)                Delivery of Prospectus to the Underwriters.  The Company has delivered to the Underwriters, without charge, as many copies of each preliminary prospectus as the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriters, without charge, during the period when a prospectus is required to be delivered under the Securities Act (or but for the exception afforded by Rule 172 under the Securities Act would be required to be delivered), such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.

    Section 3.      Covenants of the Company and the Partnership.  The Company and the Partnership jointly and severally covenant and agree with each Underwriter as follows:

    (a)                Underwriters' Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), subject to Section 3(e), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

    (b)               Securities Act Compliance.  After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Series D Preferred Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Company shall use its best efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use its best efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 3(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

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    (c)                Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

    (d)               Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise reasonably necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document to be incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

    (e)              Permitted Free Writing Prospectuses.  Each of the Company and the Partnership represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

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    (f)                Copies of any Amendments and Supplements to the Prospectus.  The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Underwriters may reasonably request.

    (g)               Copies of the Registration Statement and the Prospectus.  The Company will furnish to the Underwriters and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by any Underwriter or dealer may be required by the Act, as many copies of each preliminary prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Underwriters may reasonably request.

    (h)               Blue Sky Compliance.  The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Shares in any jurisdiction where it is not now so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

    (i)                Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption "Use of Proceeds" in the Disclosure Package and the Prospectus.

    (j)                Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Series D Preferred Stock.

    (k)               Earnings Statement.  The Company agrees with the Underwriters to make generally available to its stockholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning after the date hereof and otherwise satisfying Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

    (l)                Periodic Reporting Obligations.  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.  Additionally, the Company shall report the use of proceeds from the issuance of the Shares to the extent required under Rule 463 under the Securities Act.

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    (m)             Listing.  The Company will use its best efforts to effect the listing of the Shares, subject to notice of issuance, and to maintain the listing of the 2003 Shares, on the NYSE.

    (n)               Filing of Articles Supplementary.  The Company agrees to authorize, execute, deliver and file with the SDAT the Articles Supplementary prior to the Closing Date.

    (o)               Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 60th day following the Closing Date, the Company will not directly or indirectly offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any preferred securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, any such securities without the prior written consent of the Representatives.

    (p)               Compliance with Sarbanes-Oxley Act.  The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

    (q)               Future Reports to Stockholders.  To furnish to its stockholders within the required time frame of the Commission after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

    (r)                 Investment Limitation.  Neither the Company nor the Partnership will invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company, the Partnership or any of the Subsidiaries to register as an investment company under the Investment Company Act.

    (s)                No Manipulation of Price.  Neither the Company nor the Partnership will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

    (t)                 REIT Qualification.  The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code, subject to any future determination by the Company's board of directors that it is no longer in the Company's best interests to qualify as a REIT.

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    Section 4.                Payment of Expenses.  The Company and the Partnership, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Series D Preferred Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the FINRA's review and approval of the Underwriters' participation in the offering and distribution of the Shares, (viii) the fees and expenses associated with listing of the Shares on the NYSE, (ix) the expenses of the Company and the Underwriters in connection with the marketing and offering of the Shares including all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Shares, and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.  Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of Underwriters' counsel.

    Section 5.                Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Shares as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership set forth in Section 1 hereof as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company and the Partnership made in any certificates pursuant to the provisions hereof, to the timely performance by the Company and the Partnership of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

    (a)                Accountants' Comfort Letters.  On the date hereof, the Representatives shall have received from each of Ernst & Young LLP and KMPG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Representatives, in the form previously agreed to by the Representatives.

    (b)               Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.  For the period from and after effectiveness of this Agreement and prior to the Closing Date:

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        (i)                 the Registration Statement shall have at all times remained effective under the Securities Act, the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;
        (ii)               all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;
        (iii)             no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;
        (iv)             no state securities authority shall have suspended the qualification or registration of the Shares for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with the satisfaction of the Representatives and counsel for the Underwriters; and
        (v)               FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

    (c)                No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

        (i)                 in the judgment of the Representatives there shall not have occurred any Material Adverse Change;
        (ii)               there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package and the Prospectus; and
        (iii)             there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

    (d)               Opinion of Counsel for the Company.  On the Closing Date, the Representatives shall have received the favorable opinions of Jaeckle Fleischmann & Mugel, LLP, counsel for the Company, and DLA Piper LLP (US), special Maryland counsel to the Company (as to which Jaeckle Fleischmann & Mugel, LLP and Hunton & Williams LLP may rely), dated as of such Closing Date, the forms of which are attached hereto as Exhibits A-1 and A-2 with respect to Jaeckle Fleischmann & Mugel, LLP, and Exhibit A-3 with respect to DLA Piper LLP (US).

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    (e)                Opinion of Counsel for the Underwriters.  On the Closing Date, the Representatives shall have received the favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

    (f)                Officers' Certificate.  On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

        (i)                 For the period from and after the date of this Agreement and prior to the Closing Date, (a) there has not occurred any Material Adverse Change and (b) none of the Company, the Partnership or any of the Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto);
        (ii)               The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
        (iii)             No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or is threatened by the Commission nor has any state securities authority suspended the qualification or registration of the Shares for offering or sale in any jurisdiction;
        (iv)             Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and
        (v)               such other matters as the Representatives or counsel for the Underwriters may reasonably request.

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    (g)               Bring-Down Comfort Letters.  On the Closing Date, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

    (h)               Listing of Shares.  The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

    (i)                 No Untrue Statements of Material Fact.  The Underwriters shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of the Representatives or Underwriters' counsel is material or omits to state a fact that in the opinion of the Representatives or Underwriters' counsel is material, and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of the Representatives or Underwriters' counsel is material or omits to state a fact that in the opinion of the Representatives or Underwriters' counsel is material, and is necessary in light of the circumstances under which they were made, to make the statements therein not misleading.

    (j)                 No Adverse Change.  Except as contemplated in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is included or incorporated by reference in the Disclosure Package and the Prospectus, there shall not have been any change, on a consolidated basis, in the equity capitalization or long-term debt, or material change in short-term debt, of the Company or the Partnership, or any adverse change, or any development involving a prospective adverse change, in the condition, financial or otherwise, or in the earnings, net worth, business, prospects, properties, assets or operations, whether or not arising from transactions in the ordinary course of business, of any of the Company, the Partnership or the Subsidiaries or any adverse change in the rating assigned to any securities of the Company, that, in the Representatives' judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

    (k)               Additional Documents.  On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Partnership at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8, Section 9 and Section 14 shall at all times be effective and shall survive such termination.

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    Section 6.                Reimbursement of Underwriters' Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 5 or Section 11, or if the sale to the Underwriters of the Shares on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the other Underwriters in connection with the proposed purchase and the offering and sale of the Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

    Section 7.                Effectiveness of this Agreement.  This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

    Section 8.                Indemnification.

    (a)                Indemnification of the Underwriters.  The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which any Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "Non-IFWP Road Show") (it being understood and agreed that the only such information furnished by the Underwriters consists of the Underwriters' Content), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by any Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action;  provided,  however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriters' Content (as defined herein).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

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    (b)               Indemnification of the Company and its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with the Underwriters' Content (as defined herein); and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show are the statements set forth in the first and second sentences of the ninth paragraph and the first sentence of the tenth paragraph relating to price stabilization under the caption "Underwriting" in the Prospectus (collectively, the "Underwriters' Content").  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

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    (c)                Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

    (d)               Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its prior written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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    Section 9.                Contribution.  If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions (or alleged untrue statements or alleged omissions) or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company or the Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company or the Partnership, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Shares as set forth on such cover.  The relative fault of the Company or the Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Partnership, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

    The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

    Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

    Section 10.            [Intentionally Left Blank.]

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    Section 11.            Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Shares in the manner and on the terms described in the Disclosure Package and the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Representatives and the other Underwriters pursuant to Sections 4 and 6 hereof or (b) the Underwriters to the Company.

    Section 12.            No Advisory or Fiduciary Responsibility.  Each of the Company and the Partnership acknowledges and agrees that:  (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Partnership or their respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company or the Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or the Partnership on other matters) and the Underwriters have no obligation to the Company or the Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Partnership and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

    The Company and the Partnership hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Partnership may have against the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

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    Section 13.            Research Analyst Independence.  Each of the Company and the Partnership acknowledges that each Underwriter's research analysts and research department are required to be independent from the investment banking division and are subject to certain regulations and internal policies, and that each Underwriter's research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the investment banking division.  Each of the Company and the Partnership hereby waives and releases, to the fullest extent permitted by law, any claims it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Company by the Underwriter's respective investment banking divisions.  Each of the Company and the Partnership acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their respective customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

    Section 14.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then: (i) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or (ii) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, the obligation of the Underwriters to purchase and of the Company to sell the Shares shall terminate without liability on the part of any non-defaulting Underwriter.  No action taken pursuant to this Section 14 shall relieve any defaulting Underwriter from liability in respect of its default.

    In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 14.

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    Section 15.            Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Partnership and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, or any person controlling the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

    Section 16.            Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

    If to the Underwriters:

Wells Fargo Securities, LLC

301 S. College Street, 6th Floor

Charlotte, North Carolina 28288

Attention: Transaction Management

Banc of America Securities LLC

One Bryant Park

New York, New York 10036

Attention: Capital Markets Transaction Management/Legal

    with a copy (which shall not constitute notice) to:

                    Hunton & Williams LLP

                    Riverfront Plaza, East Tower

                    951 East Byrd Street

                    Richmond, Virginia 23219-4074

                    Facsimile: (804) 343-4580

                    Attention: David C. Wright, Esq.

    If to the Company:

                    Parkway Properties, Inc.

                    188 East Capitol Street, Suite 1000

                    Jackson, Mississippi 39201

                    Facsimile:  (601) 949-4077

                    Attention:  Richard G. Hickson, IV, Chief Financial Officer

    with a copy to:

                    Jaeckle Fleischmann & Mugel, LLP

                    Twelve Fountain Plaza

                    Buffalo, New York 14202-2292

                    Facsimile:  716-856-0432

                    Attention:  Joseph P. Kubarek, Esq.

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    Any party hereto may change the address for receipt of communications by giving written notice to the others.

    Section 17.            Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act or the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) each Underwriter, the officers, directors, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, and (iv) the respective successors and assigns of any of the above, all as and to the extent  provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term "successors and assigns" shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

    Section 18.            Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

    Section 19.            Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        (a)                Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

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    Section 20.            General Provisions.  This Agreement constitutes the entire agreement among the parties to this Agreement, and supersedes all prior written or oral, and all contemporaneous oral, agreements, understandings and negotiations among the parties to this Agreement, with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows.]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                                                                                                                                                                            Very truly yours,

                                                                                                                                                                                            PARKWAY PROPERTIES, INC.

                                                                                                                                                                                            By:

                                                                                                                                                                                            Name:    Steven G. Rogers

                                                                                                                                                                                            Title:      President and CEO

                                                                                                                                                                                            PARKWAY PROPERTIES LP

                                                                                                                    By:  Parkway Properties General Partners, Inc.,
                                                                                                                   its sole general partner

                                                                                                                                                                                             By:

                                                                                                                                                                                             Name:    Steven G. Rogers

                                                                                                                                                                                             Title:      President and CEO

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    The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

    WELLS FARGO SECURITIES, LLC

    BANC OF AMERICA SECURITIES LLC

For themselves and as Representatives of

the several Underwriters named in Schedule I

hereto.

    WELLS FARGO SECURITIES, LLC

    By:

    Name:

    Title:

    BANC OF AMERICA SECURITIES LLC

    By:

    Name:

Title:  A-3-36